EXHIBIT 10(a)
                     LINCOLN SNACKS COMPANY
                        4 HIGH RIDGE PARK
                       STAMFORD, CT 06905

January 22, 1997

Planters Company,
 a Unit of Nabisco, Inc.
1100 Reynolds Boulevard
Winston-Salem, NC 27107

     Re:  Exclusive Distribution Agreement
          between Lincoln Snacks Company and
          Planters Company, a Unit of Nabisco, Inc.

Ladies and Gentlemen:

     Reference is made to the Exclusive Distribution Agreement dated June 6, 1995 (the "Distribution Agreement") between Lincoln Snacks Company ("Lincoln") and Planters Company, a unit of Nabisco, Inc. ("Planters"), as amended.

     Section 2.1 of the Distribution Agreement provides, among other things, that, unless either party gives written notice to the other during January of 1997, that it does not desire to renew the Distribution Agreement for the following year, the Distribution Agreement shall be automatically renewed for an additional year beginning on July 1, 1997.

     Pursuant to on-going discussions between Planters and Lincoln concerning the renewal of the initial term of the Distribution Agreement, Planters and Lincoln hereby agree to extend the period within which notice of non-renewal can be given by either party to February 28, 1997.

                                   Sincerely,

                                   LINCOLN SNACKS COMPANY

                                   /s/ Karen Brenner
                                   By:  Karen Brenner
                                        Chairman and
                                        Chief Executive Officer

Accepted and Agreed to:

PLANTERS COMPANY
(a unit of Nabisco, Inc.)

/s/ Joseph A. Bybel
By:  Joseph A. Bybel
     Senior Product Manager